301 Winding Road Old Bethpage, NY 11804 212-750-0371 www.pwreit.com

Power REIT Announces Acquisitions as Part of a New Investment Focus and Publishes Updated Investor Presentation

New investment focus on Controlled Environment Agriculture (“CEA”)

New focus for acquisitions

Old Bethpage, NY, July 15, 2019, Power REIT (NYSE American: PW) is announcing an expanded focus for acquisitions. In addition to its existing high quality real estate related to transportation infrastructure and alternative energy, Power REIT is expanding its focus to include agricultural real estate with a focus on Controlled Environment Agriculture (“CEA”). CEA is an innovative method of growing plants that involves creating optimized growing environments for a given crop indoors. Power REIT intends to focus on CEA related real estate for growing food as well as cannabis.

Controlled Environment Agriculture

Power REIT believes agricultural production is ripe for technological transformation and that we are at the early stages of a boom in agricultural venture capital that, among other things, will shift food production for certain crops from traditional outdoor farms to CEA “food factories.” Since a significant portion of any given CEA enterprise is real estate, Power REIT sees an opportunity to participate in the trend towards indoor agriculture.

CEA facilities are generally greenhouses or industrial properties specifically designed to efficiently grow crops. Power REIT will primarily focus on greenhouses as opposed to other forms of indoor agriculture properties based on a thesis that for many crops, greenhouses should be the most cost competitive producer given the higher capital and operating costs associated with other indoor growing facilities that do not benefit from sunlight for their crops.

Controlled Environment Agriculture for Food Production

CEA for food production is widely adopted in parts of Europe and is becoming an increasingly competitive alternative to traditional farming for a variety of reasons. CEA caters to consumer desires for sustainable and locally grown products. Locally grown indoor produce will have a longer shelf life as the plants are healthier and also travel shorter distances thereby reducing food waste. In addition, a controlled environment produces high-quality pesticide free products that eliminates seasonality and provides highly predictable output that can be used to simplify the supply chain to the grocer’s shelf.

As the amount of productive farmland continues to decline, CEA can provide a sustainable and economic solution to feed our growing population. Climate change is having a negative impact on traditional farming and is making once rich areas for farming arid and inhospitable. Hydroponic growing use 95% less water and can grow more than twenty-times traditional farming in the same area. Simply put, CEA can lower the carbon footprint associated with our food supply.

Power REIT has an active pipeline of CEA projects it is pursuing.

Controlled Environment Agriculture for Cannabis

The legal cannabis industry in the United States is projected to hit $25 billion of revenue by the year 2025.

With the passage of the 2018 Farm Bill, the cultivation of hemp was legalized and regulated across the Unites States. Hemp is produced from the Cannabis Sativa strain and has properties that contain almost no THC, the federally illegal hallucinogenic compound found in marijuana. Hemp has many industrial uses including textiles, animal bedding and mulch. Hemp is also commonly used to produce CBD which is used in a variety of skincare and homeopathic products ranging from oils and moisturizers to sleep and relaxation aids.

Currently 34 states have legalized marijuana for medical purposes and 11 of those states have also legalized adult recreational use of marijuana. Many other states have decriminalized marijuana use even without formally changing laws and many remaining States continue to evaluate legalization. In addition, there is the potential for federal legalization across the United States at some point in the future given the momentum generated at the State level.

Power REIT is focused on investing in the cultivation and production side of the cannabis industry through the ownership of real estate. As such it is not directly in the cannabis business and also not even indirectly involved with facilities that sell cannabis directly to consumers. By serving as a landlord, Power REIT believes it can generate attractive risk adjusted returns related to the fast growing cannabis industry and that this offers a safer approach than investing directly in cannabis operating businesses.

Acquisition of greenhouse properties in Colorado for cultivation and processing of Cannabis

On July 15, 2019, through wholly owned subsidiaries, Power REIT is announcing that it has completed the acquisition of two greenhouse properties in southern Colorado. One property was acquired for $1,075,000 and is 2.11 acres and has an existing greenhouse and processing facility totaling 12,996 square feet. The other property was acquired for $695,000 and is 5.2 acres and has an existing greenhouse and processing facility totaling 5,616 square feet. The total combined purchase price of $1,770,000 plus acquisition expenses was paid with existing working capital.

Concurrent with the closing on the acquisitions we entered into leases with a tenant that is licensed for the production of medical marijuana at the facilities. The tenant is an affiliate of a company that is active in the Colorado cannabis market and currently has two indoor cultivation facilities and five dispensary locations. The tenant has also received a preliminary approval to operate a dispensary in the town where the properties are located. The leases require the tenant to maintain a medical marijuana license and operate in accordance with all Colorado and local regulations with respect to their operations and also prohibits the retail sale of its products from the properties.

The leases provide that tenant is responsible for paying all expenses related to the properties including maintenance expenses, insurance and taxes. The term of each of the Leases is 20 years and provides two options to extend for additional five-year periods. The Leases also have financial guarantees from affiliates of the tenant.

The rent for each of the leases is structured whereby after a six-month free-rent period, the rental payments provide a full return of invested capital over the next three years in equal monthly payments. After the 42nd month, rent is structured to provide a 12.5% return on the original invested capital amount which increases at a 3% rate per annum. At any time after year 6, the rent level will be readjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven.

The combined straight-line annual rent will be approximately $331,000 although, as described above, the rental payments are accelerated such that we receive a full return of capital over the first 42 months of the lease. David Lesser, Power REIT’s Chairman and CEO, commented, “These acquisitions represent a starting point for our new focus on greenhouse based Controlled Environment Agriculture projects and will be immediately accretive to earnings. We have an active pipeline of potential acquisitions that we are pursuing. Given the small size of our company, we believe that we can deploy capital for real estate focused on Controlled Environment Agriculture on a highly accretive basis.”

Both properties have plans to expand the greenhouse growing and processing space and the leases provide that we have the right to fund such projects on comparable terms to the original leases. Mr. Lesser commented that “this creates the built-in ability for us to deploy additional capital on risk adjusted terms that should prove to be attractive and on a highly accretive basis.”

The greenhouse properties are located in a very favorable plant-growing environment that benefits from over 360 days of sunlight annually and offers a dry climate. In addition the local communities are supportive of cannabis growing facilities unlike places which are confronted with “not in my backyard” pressures. Both properties have been granted “use by right” authority from the county to grow cannabis which provides long-term stability to allow the facility to grow cannabis. In addition, both properties are located in an Opportunity Zone. Opportunity Zones were created by the Tax Cuts and Jobs Act of 2017 and provide a deferral of and potentially an elimination of capital gains related to qualified investments.

Updated Investor Presentation

On July 15, 2019, Power REIT is announcing that an updated version of its investor presentation is available on its website: www.pwreit.com

About Power REIT

Power REIT is a real estate investment trust that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture and Renewable Energy.

www.pwreit.com.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:

David H. Lesser, Chairman & CEO

(212) 750-0371

dlesser@pwreit.com

301 Winding Road

Old Bethpage, NY 11804

212-750-0371

www.pwreit.com